Exhibit 21

                              LIST OF SUBSIDIARIES

The following is a listing of subsidiaries 100% owned by Seneca Foods Corporation, directly or indirectly:

            Name                                                   State
            ----                                                   -----

    Seneca Foods, L.L.C.                                         Delaware
    Marion Foods, Inc.                                           New York
    Seneca Foods International, Ltd.                             New York
    Seneca Snack Company                                         Washington